                  STANDBY TRUST CERTIFICATE PURCHASE AGREEMENT

                          dated as of November 25, 1997

                                      among

                            BRAVO TRUST SERIES 1997-1

                       BAYERISCHE LANDESBANK GIROZENTRALE,
                                 NEW YORK BRANCH

                                       and

                        INTEGRITY LIFE INSURANCE COMPANY

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.01. Definitions . . . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.02. Accounting Terms and
                      Determinations. . . . . . . . . . . . . . . . . . . .    4
        SECTION 1.03. Interpretation. . . . . . . . . . . . . . . . . . . .    4
        SECTION 1.04. Section and Article References. . . . . . . . . . . .    4

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

    COMMITMENT TO PURCHASE CLASS A TRUST CERTIFICATES . . . . . . . . . . .    4
        SECTION 2.01. Commitment to Purchase Class A
                      Trust Certificates . . . . . . . . . . . . . . . . .     4
        SECTION 2.02. Method of Purchasing . . . . . . . . . . . . . . . .     5
        SECTION 2.03. Termination and Reduction of
                      Available Commitment . . . . . . . . . . . . . . . .     5
        SECTION 2.04. Sale of Class A Trust Certificates
                      by The Bank. . . . . . . . . . . . . . . . . . . . .     6
        SECTION 2.05. Facility Fee . . . . . . . . . . . . . . . . . . . .     6
        SECTION 2.06. General Provisions as to Payments. . . . . . . . . .     6

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    CONDITIONS TO EACH PURCHASE . . . . . . . . . . . . . . . . . . . . . .    6
        SECTION 3.01. Conditions to Each Purchase . . . . . . . . . . . . .    6

ARTICLE IV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        SECTION 4.01. Notification. . . . . . . . . . . . . . . . . . . . .    6
        SECTION 4.02. Compliance with Laws. . . . . . . . . . . . . . . . .    7
        SECTION 4.03. Related Agreement Obligations . . . . . . . . . . . .    7
        SECTION 4.04. Financial Reporting . . . . . . . . . . . . . . . . .    7
        SECTION 4.05. Amendments. . . . . . . . . . . . . . . . . . . . . .    7
        SECTION 4.06. Requirements to Purchase
                      Class B Certificates. . . . . . . . . . . . . . . . .    7
        SECTION 4.07. Right of First Refusal. . . . . . . . . . . . . . . .    8

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
        SECTION 5.01. Events of Default . . . . . . . . . . . . . . . . . .    8

ARTICLE VI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
        SECTION 6.01. Notices. . . . . . . . . . . . . . . . . . . . . . . .   8
        SECTION 6.02. No Waivers. . . . . . . . . . . . . . . . . . . . . .    9
        SECTION 6.03. Expenses. . . . . . . . . . . . . . . . . . . . . . .    9
        SECTION 6.04. Amendments and Waivers. . . . . . . . . . . . . . . .    9

            SECTION 6.05. Successors and Assigns. . . . . . . . . . . . . .   10
            SECTION 6.06. Term of this Agreement; Resignation
                          by Bank; Replacement of Bank by
                          Integrity . . . . . . . . . . . . . . . . . . . .   10
            SECTION 6.07. Indemnification . . . . . . . . . . . . . . . . .   11
            SECTION 6.08. Governing Law . . . . . . . . . . . . . . . . . .   11
            SECTION 6.09. Counterparts. . . . . . . . . . . . . . . . . . .   12
            SECTION 6.10. No Petition Covenant. . . . . . . . . . . . . . .   12

                  STANDBY TRUST CERTIFICATE PURCHASE AGREEMENT

          This STANDBY TRUST CERTIFICATE PURCHASE AGREEMENT, dated as of November 25, 1997 (this "Agreement"), is among BRAVO TRUST SERIES 1997-1 (the "Trust"), BAYERISCHE LANDESBANK GIROZENTRALE, acting through its New York Branch (the "Bank"), and INTEGRITY LIFE INSURANCE COMPANY ("Integrity").

          The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS.

          The following terms, as used herein, have the following meanings:

          "ARM" means ARM Financial Group, Inc.

          "Available Commitment," when used with respect to the Bank, initially means $450 million and thereafter means such initial amount adjusted from time to time as follows: (i) downward by the principal amount of any Class A Trust Certificates purchased by the Bank pursuant to Section 2.02; and (ii) upward by the principal amount of any Class A Trust Certificates, theretofore purchased by the Bank pursuant to Section 2.02, which are sold by the Bank (regardless of the purchase price received for such Class A Trust Certificates). Each of the foregoing adjustments shall take effect immediately upon the occurrence of the event causing the adjustment described in clause (i) or clause (ii) above.

          "Business Day" means a day other than (i) a Saturday, Sunday or legal holiday or (ii) a day on which commercial banks located in New York City are authorized or required by law or regulation to close.

          "Certificate" means any Class A Trust Certificate or Class B Trust Certificate.

          "Class A Trust Certificates" means the Trust's Class A Trust Certificates.

          "Class B Trust Certificates" means the Trust's Class B Trust Certificates.

          "Commitment" means the Bank's Available Commitment.

          "Contractual Obligation" means, as to any Person, any provision of any agreement, instrument or undertaking to which such Person is a party or by which such Person is bound or any of its Property is encumbered.

          "Custody Agreement" means the Custody Agreement, dated November 25, 1997, among the Trust, Integrity, First Trust National Association and Bayerische Landesbank Girozentrale, New York Branch.

          "Disclosure Documents" means: (i) the Offering Circular, (ii) all other materials used in connection with the offering or subsequent remarketing of any of the Class A Trust Certificates, and (iii) all amendments and supplements to any of the foregoing.

          "Effective Date" means the date hereof.

          "Event of Default" has the meaning specified in Section 5.01.

          "Funding Agreement" means that certain separate account group annuity contract issued by Integrity to the Trust as of the date hereof.

          "Initial Purchaser" means Lehman Brothers Inc.

          "Market Agent" means the Market Agent referred to in the Market Agent Agreement dated as of the date hereof between the Trust and the Bank and any successor thereunder.

          "Maturity Date", with respect to any Class A Trust Certificate, means the date that the principal amount thereof is due from the Trust.

          "Notice of Bank Purchase" has the meaning specified in Section 2.02.

          "Offering Circular" means the Offering Circular, dated November 25, 1997, including, without limitation, the Supplement thereto, relating to the Class A Trust Certificates.

          "Participant" has the meaning specified in Section 6.05(b).

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

          "Prime-1-Rated Bank" means a bank the short-term debt of which is given the highest ratings then granted to short-term securities by the Rating Agencies.

          "Purchase Agreement" means the Purchase Agreement, dated November 25, 1997, between the Trust and the Initial Purchaser, as from time to time amended, supplemented or modified.

          "Purchase Date" means any Maturity Date during the Purchase Period with respect to which the Bank has received a Notice of Bank Purchase pursuant to Section 2.02.

          "Purchase Period" means the period from the Effective Date to and including the earliest of: (i) 360 days from the date hereof, provided that such expiration date shall be automatically extended by one day with the passage of each day and provided, further, that no such extension shall go beyond October 15, 2007, (ii) the date of the termination of the Available Commitment pursuant to Section 2.03, and (iii) the date on which no Class A Trust Certificates are outstanding; PROVIDED that, if the last day of the Purchase Period (determined under clause (i) above) is not a Business Day, the Purchase Period shall be extended to the next succeeding Business Day.

          "Purchase Price" means 100% of the principal amount of any Class A Trust Certificates tendered for purchase.

          "Purchased Certificate" means any Class A Trust Certificate purchased by the Bank pursuant to Section 2.02, which Class A Trust Certificate shall be a Purchased Certificate from the date of such purchase until the sale thereof by the Bank pursuant to Section 2.04 or Article V.

          "Rating Agencies" means Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

          "Related Agreements" means the Trust Agreement, the Purchase Agreement, the Remarketing Agreement, the Funding Agreement, the Custody Agreement, and any other agreement executed and delivered in connection with the issuance of the Class A Trust Certificates or related to the transactions contemplated hereby or thereby.

          "Remarketing Agent" means Lehman Brothers Inc. or one or more nationally recognized broker-dealers selected by the Bank from time to time in consultation with Integrity and subject to the approval of the Trustee under the Trust Agreement to remarket Class A Trust Certificates.

          "Remarketing Agreement" means each remarketing agreement between the Trust and the relevant Remarketing Agent, as from time to time amended, supplemented or modified.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trust Agreement" means the Declaration of Trust and Trust Agreement by and between The Bank of New York, as Trustee, and the beneficial owners of the BRAVO Trust Series 1997-1 Certificates, dated as of November 25, 1997.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with accounting principles, as in effect from time to time, applicable to financial statements required to be filed by insurance companies in Integrity's domiciliary state, applied on a basis consistent with the most recent audited financial statements of Integrity delivered or required to be delivered to the Bank pursuant to this Agreement.

          SECTION 1.03. INTERPRETATION. All covenants, representations and Events of Default contained herein shall be given independent effect, so that, if any action or condition would violate any of such covenants, would breach any of such representations or would constitute any of such Events of Default, the fact that such action or condition would not violate or breach another covenant or representation or constitute another Event of Default shall not avoid the violation of such covenant or representation or such Event of Default.

          SECTION 1.04. SECTION AND ARTICLE REFERENCES. Except as otherwise indicated herein, all references herein to Sections and Articles refer to Sections and Articles hereof.

                                   ARTICLE II

                COMMITMENT TO PURCHASE CLASS A TRUST CERTIFICATES

          SECTION 2.01. COMMITMENT TO PURCHASE CLASS A TRUST CERTIFICATES. The Bank agrees, on the terms and subject to the conditions contained in this Agreement, to purchase Class A Trust Certificates in an amount not exceeding the Bank's Available Commitment from time to time during the Purchase Period at the Purchase Price.

          SECTION 2.02. METHOD OF PURCHASING. On any Maturity Date, pursuant to the Remarketing Agreement the Remarketing Agent shall be required to give to the Bank a telephonic notice not later than noon (local time in New York City) confirmed promptly in writing (such notice to be referred to as a "Notice of Bank Purchase"), specifying (i) that Series A Trust Certificates are to be purchased by the Bank on such Maturity Date pursuant to this Section (a "Purchase"), and (ii) the aggregate Purchase Price of such Class A Trust Certificates.

          Each Purchase shall be on a Maturity Date. The Bank agrees to make the Purchase Price available to the Remarketing Agent at the office of the Remarketing Agent designated for such purpose in the Remarketing Agreement in immediately available funds prior to the time that the Fed Wire System closes on the Purchase Date, subject to the conditions precedent set forth in Section
3.01. Any provision herein to the contrary notwithstanding, the Bank (in its capacity as purchaser of Class A Trust Certificates pursuant to this Agreement) shall not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by the Remarketing Agent which results in the failure of the Remarketing Agent to effect the purchase for the account of the Bank of Class A Trust Certificates with such funds pursuant to this Section. The Remarketing Agent shall take such actions as are necessary to reflect the ownership of BLB in all of such Trust Certificates on the books and records of the Remarketing Agent.

          SECTION 2.03. TERMINATION AND REDUCTION OF AVAILABLE COMMITMENT. Upon any prepayment or other payment of all or any portion of the principal amount of any Class A Trust Certificates, the aggregate Available Commitment shall automatically be reduced by the principal amount of the Class A Trust Certificates so prepaid or otherwise paid, as the case may be. If at any time an Event of Default shall have occurred and be continuing for 10 days, upon delivery by the Bank of a written notice (a "Termination Notice") to the Trustee, the Available Commitment under this Agreement shall immediately terminate, and the Bank shall have no further obligation to purchase any Class A Trust Certificates hereunder, effective upon receipt by the Trustee of the Termination Notice. If the Available Commitment is terminated in its entirety, all accrued Facility Fees, as such term is defined in Section 2.05, shall be payable on the effective date of such termination. The Bank's obligation to purchase Class A Trust Certificates prior to the termination of the Commitment shall be subject to the conditions specified in Section 3.01. The Bank will notify the Remarketing Agent and Integrity in writing that this Agreement is terminated; a failure in the delivery of such written notice of termination shall not operate to prevent this Agreement from terminating.

          SECTION 2.04. SALE OF CLASS A TRUST CERTIFICATES BY THE BANK. The Bank expressly reserves the right to sell, at any time, Class A Trust Certificates held by it pursuant to this Agreement. The Bank agrees that such sales will be made in accordance with applicable securities laws and any other selling restrictions contained in the Trust Agreement, the Offering Circular and any Remarketing Agreement. The Bank agrees to notify promptly the Trust and each then-current Remarketing Agent about any such sale.

          SECTION 2.05. FACILITY FEE. Integrity shall pay to the Bank a facility fee (a "Facility Fee") for each day at a rate equal to 0.05% (I.E., 5 basis points) per annum of the initial amount (without regard to any subsequent reduction or reductions) of the Available Commitment. Such facility fee shall accrue from and include the Effective Date to but exclude the last day of the Purchase Period and shall be payable quarterly in arrears on the last Business Day of each calendar quarter during the Purchase Period (commencing on the last Business Day of December, 1997) and on the last day of the Purchase Period. Such fee shall be computed on the basis of a 365- or 366-day year, as applicable, and paid for the actual number of days elapsed.

          SECTION 2.06. GENERAL PROVISIONS AS TO PAYMENTS. All payments to be made to the Bank under this Agreement shall be made, on the day when due, by wire transfer of federal or other immediately available funds in U.S. Dollars to the Bank at its address referred to in Section 6.01.

                                   ARTICLE III

                           CONDITIONS TO EACH PURCHASE

          SECTION 3.01. CONDITIONS TO EACH PURCHASE. The obligation of the Bank to purchase any Class A Trust Certificate hereunder on any Purchase Date is subject to: (i) the fact that the Purchase Period shall not have terminated;
(ii) the receipt by the Bank of a Notice of Bank Purchase as required by Section
2.02 and (iii) such purchase being permissible under all applicable law.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.01. NOTIFICATION. The Trustee shall give prompt notice in writing to the other parties hereto of the occurrence of any Event of Default and of the occurrence of any event actually known to the Trustee which, with the lapse of time, the giving of notice or both, would constitute an Event of Default other than an Event of Default described in Section 5.01(c) relating to Integrity. Integrity shall give prompt notice in writing to the other parties hereto of the occurrence of an Event of Default described in Section 5.01(c) relating to Integrity. The Bank shall give prompt notice in writing to all parties hereto as to any action taken by or with respect to it under any of Sections 2.03, 6.05 and 6.06.

          SECTION 4.02. COMPLIANCE WITH LAWS. To the extent necessary to maintain its power and authority to execute this Agreement, to perform its obligations hereunder, to execute and deliver the Related Agreements, and to perform its obligations thereunder, the Trust shall comply with all laws, rules and regulations, and with all final orders, writs, judgments, injunctions, decrees or awards to which it may be subject; PROVIDED, HOWEVER, that the Trust may contest the validity or application thereof and appeal or otherwise seek relief therefrom, and exercise any and all of the rights and remedies which it may have with regard thereto.

          SECTION 4.03. RELATED AGREEMENT OBLIGATIONS. The Trust shall comply with the Trust Agreement, the Purchase Agreement, the Remarketing Agreement, and every other Related Agreement to which it is a party. Integrity shall comply with the Funding Agreement, the Custody Agreement and every other Related Agreement to which it is a party. The Bank shall comply with every Related Agreement to which it is a party.

          SECTION 4.04. FINANCIAL REPORTING. Integrity shall, at the request of the Bank, provide to the Bank all public portions of the quarterly, annual and other filings made by ARM with the U.S. Securities and Exchange Commission and by Integrity with the Department of Insurance of Integrity's domiciliary state and such other information as the Bank may reasonably request.

          SECTION 4.05. AMENDMENTS. The Trust shall not appoint a successor to any Remarketing Agent, or amend, modify, terminate or grant, or permit the amendment, modification, termination or grant of, any waiver under, or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under, the Purchase Agreement, any Remarketing Agreement, the Trust Agreement, the Funding Agreement, or the Custody Agreement without the prior written consent of the Bank and Integrity other than as specifically permitted by and in accordance with the terms of the Trust Agreement and which would not be materially adverse to the Bank and Integrity.

          SECTION 4.06. REQUIREMENT TO PURCHASE CLASS B CERTIFICATES. On the Effective Date the Bank or another Branch of Bayerische Landesbank Girozentrale (the "Class B Purchaser") shall purchase all of the Trust's Class B Certificates. Subject to the provisions of Section 4.07, the Class B Purchaser will be entitled to sell one or more of such Certificates at any time and from time to time to any one or more qualified institutional buyers, as such term is defined in the Securities Act. The Bank agrees that such sales will be made in compliance with applicable securities laws.

          SECTION 4.07. RIGHT OF FIRST REFUSAL. At any time that the Class B Purchaser proposes to sell any of the Trust's Class B Trust Certificates, it shall give Integrity at least three Business Days' notice (a "Sale Notice") of the proposed sale, sale price, and other key terms and, if Integrity so chooses, Integrity shall be entitled to buy such Certificates on the day (the "Sale Day") and at the price and on such other terms specified in the Sale Notice by giving notice of such choice to the Class B Purchaser at least one Business Day prior to the Sale Day.

                                    ARTICLE V

                                EVENTS OF DEFAULT

          SECTION 5.01. EVENTS OF DEFAULT. Each of the following is an "Event of Default" hereunder:

          (a) an Early Certificate Maturity Event described in clause (C) or clause (D) of Section 2.7(a)(ii) of the Custody Agreement shall have occurred or an Early Funding Agreement Termination Event described in clause (A) of
Section 2.7(a)(iii) of the Custody Agreement shall have occurred; or

          (b) the Trust shall fail, wholly or partially, to make a payment with respect to the Class A Trust Certificates or the Class B Trust Certificates when due pursuant to the Trust Agreement.

          If any Event of Default shall occur, the Bank may give immediate notice in writing to the Trustee of the possibility of the termination of the Available Commitment. If such Event of Default continues for 10 days, the Bank shall have the right to deliver a Termination Notice pursuant to Section 2.03.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including, without limitation, bank wire, telex, telecopy, fax or other similar means of immediate written transmission) and shall be given to such party at its address or telecopy or fax number set forth on the signature pages hereof or such other address or telecopy or fax number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified pursuant to this Section; PROVIDED that notices to the Bank under Sections 2.02 and 6.06 shall not be effective until received.

          SECTION 6.02. NO WAIVERS.

          (a) The obligations of the Trust hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement. The rights of the Bank hereunder are separate from and in addition to any rights that any holder of any Class A or Class B Trust Certificate may have under the terms of such Certificate or any Related Agreement or otherwise.

          (b) No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Class A or Class B Trust Certificates or any Related Agreements shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the Related Agreements shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 6.03. EXPENSES.

          Integrity shall pay, or cause to be paid, on demand (i) all reasonable costs and expenses, including, without limitation, the fees and expenses of legal counsel for the Bank, in connection with any waivers, consents, amendments or supplements relating hereto requested by Integrity and (ii) all out-of-pocket expenses incurred by the Bank, including, without limitation, reasonable fees and expenses of legal counsel, in connection with any Early Certificate Maturity Event described in Section 2.7(a)(ii) of the Custody Agreement.

          SECTION 6.04. AMENDMENTS AND WAIVERS . Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by all parties hereto and does not result in a lowering in the rating assigned by either of the Rating Agencies (after receiving prior written notice thereof) to the Class A Trust Certificates.

          SECTION 6.05. SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Trust may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and Integrity.

          (b) The Bank may at any time grant to one or more banks or other institutions (each, a "Participant") participating interests in its Commitment or any or all of its Purchased Certificates. In the event of any such grant by the Bank of a participating interest to a Participant, the Bank shall remain responsible for the performance of its obligations hereunder, and the Trust and Integrity shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. In the event of the grant by the Bank of a participating interest to any Participant, all amounts payable hereunder shall be calculated as if no such participating interest had been granted. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Bank hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of any provision of this Agreement relating to (i) an increase in the Commitment, (ii) a change in the Purchase Period, (iii) the date for payment of principal of or interest on the Class A or Class B Trust Certificates, (iv) the interest rate payable on the Class A or Class B Trust Certificates, or (v)
Section 2.05 without the consent of the Participant.

          SECTION 6.06. TERM OF THIS AGREEMENT; RESIGNATION BY BANK; REPLACEMENT OF BANK BY INTEGRITY.

          (a) The term of this Agreement shall be until the latest of (i) the last day of the Purchase Period, (ii) payment in full of the principal of and interest on all Certificates held by the Bank on the last day of the Purchase Period or (iii) the final Maturity Date; PROVIDED that, notwithstanding any termination of this Agreement, the provisions of Section 6.03 and all other provisions in this Agreement relating to sums payable to the Bank shall survive payment or purchase of the Certificates and termination of this Agreement for any reason, to the extent rights have accrued to the Bank under such provision prior to or upon such termination, and shall remain in full force and effect.

          (b) The Bank may resign hereunder at any time for any reason (including, without limitation, failure of Integrity to pay the Facility Fee) or for no reason, in any such case upon giving notice of such resignation to the other parties hereto at least 360 days prior to the effective date of such resignation.

Provided that the Bank has given the required notice referred to above, the Bank shall have no further obligations hereunder after the date specified in the relevant notice. Integrity shall find a replacement for the Bank and enter into an agreement with such replacement that is substantially similar to this Agreement to be effective upon the date that the Bank's resignation becomes effective. Any such replacement bank must be a Prime-1-Rated Bank.

          (c) Integrity (i) may at any time, and (ii) shall at any time that the Bank is no longer a Prime-1-Rated Bank, replace the Bank hereunder. The following provisions shall be applicable to any such replacement: (i) the replacement shall be a Prime-1-Rated Bank, (ii) the replacement shall have all of the obligations of the Bank hereunder, (iii) such obligations shall become effective as of the day of the replacement of the Bank hereunder and (iv) the Bank shall still be entitled to all rights that have accrued to it hereunder up to the date of replacement.

          (d) Anything in subsection (b) or (c) to the contrary notwithstanding, no resignation or replacement of the Bank shall be effective if the proposed replacement would cause either of the Rating Agencies to lower or withdraw its rating of the Class A Trust Certificates.

          SECTION 6.07 INDEMNIFICATION. The Bank and its successors, assigns, agents, legal representatives and servants (the "Indemnified Persons") shall be entitled to be indemnified by Integrity from and against any and all liabilities, obligations, losses, damages, taxes (other than taxes on the Bank's income), claims, actions, suits, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (collectively, "Extraordinary Expenses") which may be imposed on, incurred by or asserted at any time against the Indemnified Persons (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, except only that no person shall be entitled to indemnity for its obligations under Section 2.01 or Extraordinary Expenses arising or resulting from its own gross negligence or willful misconduct.

          SECTION 6.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6.09. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 6. 10. NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, neither the Bank nor Integrity shall, prior to the date which is one year and one day after the payment in full of the Class A Trust Certificates and the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this Standby Trust Certificate Purchase Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                  BRAVO TRUST SERIES 1997-1

                                  By:  THE BANK OF NEW YORK, Not in its
                                       Individual Capacity but Solely as
                                       Trustee of the Trust


                                  By:  /s/ Cheryl L. Laser
                                       ---------------------------------
                                       Name:  Cheryl L. Laser
                                       Title: Assistant Vice President

                                       Address:
                                            101 Barclay Street
                                            Floor 12 East
                                            New York, New York 10286

                                       Telecopy: (212) 815-5544
                                       Telephone:(212) 815-5286

                                  BAYERISCHE LANDESBANK GIROZENTRALE,
                                  acting through its New York Branch

                                  By:  /s/ Bert von Stuelpnagel
                                     -----------------------------------
                                       Bert von Stuelpnagel
                                       Executive Vice President and
                                        Manager

                                  By:  /s/ Ron Bertolini
                                     -----------------------------------
                                       Ron Bertolini
                                       First Vice President and Treasury
                                        Manager

                                       Address:
                                            560 Lexington Avenue,
                                            17th Floor
                                            New York, NY 10022

                                       Telecopy: (212) 310-9870
                                       Telephone: (212) 310-9891

                                  Payment/wire transfer instructions:

                                  ABA Number 02100021
                                  The Chase Manhattan Bank
                                  For the Benefit of: Bayerische
                                  Landesbank New York
                                  ACCT #: 544707960

                                  INTEGRITY LIFE INSURANCE
                                    COMPANY

                                  By:  /s/ Daniel R. Gattis
                                     -----------------------------------
                                       Name: Daniel R. Gattis
                                       Title: Executive Vice President

                                       Address:
                                       Telecopy:
                                       Telephone: